UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Silva Lane Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Overview

On December 30, 2016, Towerstream Corporation, a Delaware corporation, (the “Company”) amended the terms of all of its Series D Convertible Preferred Stock (the “Series D Preferred Stock”) to reduce the liquidation preference in the event of a fundamental transaction, liquidation, dissolution or winding-up of the Company (collectively, a "Liquidation Event") from 200% to 100% of the aggregate stated value of $2,466,000 of such securities before the exchange described below.

Also on December 30, 2016, the Company then exchanged 1,233 shares of Series D Preferred Stock, representing 50% of the outstanding shares of Series D Preferred Stock on that date, for 1,233 newly issued shares Series F Convertible Preferred Stock (the “Series F Preferred Stock”) with an aggregate stated value of $1,233,000. The Series F Preferred Stock is substantially similar to the amended Series D Preferred Stock, except that it is convertible into common stock at price per common share equal to 90% of the volume weighted average price (“VWAP”) of the common stock during the five trading days prior to conversion with a conversion floor of $0.20 per common share.

The following paragraphs describe those events in detail.

Item 1.01      Entry into a Material Definitive Agreement.

Series D Preferred Stock

On December 30, 2016, the Company amended the terms (the “Amendment”) of its Series D Preferred Stock and cancelled 50% of its Series D Preferred stock remaining outstanding pursuant to an exchange agreement. The Amendment eliminates a 200% liquidation preference of the Series D Preferred Stock under which the holder would have been entitled to 200% of the invested amount upon a merger, sale, asset sale, liquidation or similar event. Following the Amendment, holders of Series D Preferred Stock will continue to be entitled to receive 100% (versus 200%) of the amount invested upon the occurrence of a Fundamental Transaction (as defined in the Series D Preferred Stock Certificate of Designations). In addition, the holders of Series D Preferred Stock entered into an exchange agreement (the “Exchange Agreement”) under which 1,233 shares of Series D Preferred Stock (the “Exchange Securities”) of the total of 2,466 shares of Series D Preferred Stock then outstanding were cancelled in exchange for 1,233 shares of the Company’s newly designated Series F Preferred Stock, with the effect of reducing the conversion discount on conversions of Series F Preferred Stock to 90% of the VWAP of the common stock during the five trading days prior to conversion with a conversion floor of $0.20 per common share. Prior to the Amendment the Series D Preferred Stock had provided for a conversion price equal to 75% of the closing price on the day immediately preceding conversion. The terms of the Exchange Agreement and Series F Preferred Stock were determined by arms-length negotiation between the parties. Other than as described herein, the terms of the Series D Preferred Stock were not amended. No commission or other payment was received by the Company in connection with the Exchange Agreement. Such exchange was conducted pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and Series F Preferred Stock issuable pursuant to the Exchange Agreement and the shares of common stock issuable upon conversion of the Series F Preferred Stock will be issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

Series F Preferred Stock

On December 30, 2016 the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Series F Certificate of Designations”). Shares of Series F Preferred Stock are convertible into common stock based on a conversion calculation per share equal to the quotient of the stated value of such Series F Preferred Stock, plus all accrued and unpaid dividends, if any, divided by the conversion price. The stated value of each share of Series F Preferred Stock is equal to $1,000 and the initial conversion price is equal to 90% of the VWAP of the common stock during the five trading days prior to conversion, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events, but not less than $0.20 per share. So long as the common stock is not listed on a national exchange in the event the Company issues securities at a price per share of common stock less than the then conversion price of the Series F Preferred Stock the conversion price of the outstanding shares of Series F Preferred Stock shall be reduced to such lower price.

In the event of a Liquidation Event, each share of Series F Preferred Stock will be entitled to a per share preferential payment equal to 100% of the stated value of such Series F Preferred Stock, plus all accrued and unpaid dividends, if any. All subsequent issuances and junior preferred issuances of our capital stock will be junior in rank to Series F Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company. The holders of Series F Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series F Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock. In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series F Preferred Stock then held.

We are prohibited from effecting a conversion of the Series F Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series F Preferred Stock, which beneficial ownership limitation may be decreased by the holder at its option. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series F Preferred Stock, but not in excess of the beneficial ownership limitations. The foregoing description of the Series F Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of the Series F Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 3.02      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 is incorporated by reference herein. On December 30, 2016, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”) to the Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series D Convertible Preferred Stock originally filed with the Secretary of State of Delaware on November 22, 2016. The foregoing description of the Certificate of Amendment is not complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.2 to this report and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock
3.2	Certificate of Amendment to Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: January 3, 2017	By:	/s/ Philip Urso
Philip Urso
Interim Chief Executive Officer